EXHIBIT 10.16

MASTER RESTRUCTURING AGREEMENT

This Master Restructuring Agreement is made as of this 10th day of July, 2008 by and among ADUROMED INDUSTRIES, INC. (formerly General Devices, Inc., “ADRM”), ADUROMED CORPORATION (“Aduromed”), SHERLEIGH ASSOCIATES INC. DEFINED BENEFIT PENSION PLAN (“Sherleigh”), PEQUOT CAPITAL MANAGEMENT, INC. (“Pequot”), on behalf of PEQUOT SCOUT FUND, L.P., PEQUOT MARINER MASTER FUND, L.P., PEQUOT NAVIGATOR OFFSHORE FUND, INC., PEQUOT DIVERSIFIED MASTER FUND, LTD., and PREMIUM SERIES PCC LIMITED CELL 33 (collectively, the “Pequot Funds”), HELLER CAPITAL INVESTMENTS (“Heller”) and the individuals and entities listed on Schedule A attached hereto identified as the “Polak/Lazar Secured Parties” (the Polak/Lazar Secured Parties together with Heller are collectively referred to herein as the “Bridge Loan Holders”).

WHEREAS, the Pequot Funds and Sherleigh (together the “Preferred Holders”) are holders of 6,263,702 shares of Series A Preferred Stock, par value $0.0001 per share (the ‘‘Series A Preferred’’) and 15,780,160 shares of Series B Preferred stock, par value $0.0001 per share both of which Series Preferred are immediately convertible into shares of Common Stock of ADRM, par value $0.0001 per share (“Common Stock”) (the “Series B Preferred’’, and together with the Series A Preferred, the “Preferred Stock”);

WHEREAS, the terms of the Series A Preferred are set forth in a Certificate Of Designations Of Series A Preferred Stock filed January 23, 2006 with the Secretary of State of the State of Delaware (the “Series A Designations”) and the terms of the Series B Preferred are set forth in a Certificate Of Designations Of Series B Preferred Stock filed January 23, 2006 with the Secretary of State of the State of Delaware (the “Series B Designations,” and together with the Series A Designations, the “Preferred Series Designations”);

WHEREAS, the Preferred Holders are holders of Warrants issued in connection with the issuance of the Series A Preferred entitling the holder(s) to purchase 6,263,699 shares of the Common Stock at a price of $0.37883 per share of Common Stock through October 4, 2010 (the ‘‘Series A Preferred Warrants’’) and Warrants issued in connection with the issuance of the Series B Preferred entitling the holder(s) to purchase 15,780,160 shares of Common Stock at a price of $0.37883 per share of Common Stock through January 23, 2011 (the “Series B Preferred Warrants,” and together with the Series A Preferred Warrants, the “Preferred Warrants”);

WHEREAS, in connection with the issuance of the Preferred Stock and the Preferred Warrants, Aduromed, ADRM and the Preferred Holders entered into an Amended and Restated Stockholders Agreement, dated as of January 23, 2006 (the “Stockholders Agreement”);

WHEREAS, in connection with the issuance of the Preferred Stock and the Preferred Warrants, Aduromed, ADRM and the Preferred Holders entered into an Amended and Restated Registration Rights Agreement, dated as of January 23, 2006 (the “Preferred Registration Agreement”);

WHEREAS, the Bridge Loan Holders are currently holding $1,275,000 deemed principal amount in secured notes of ADRM (the “Bridge Notes”);

WHEREAS, in connection with the original issuance of the Bridge Notes, Aduromed, ADRM and the Bridge Loan Holders entered into Loan and Security Agreement, dated as of June 27, 2007 (the “Security Agreement”), a Subsidiary Guarantee, dated as of June 27, 2007 (the “Guarantee”) and Common Stock Purchase Warrants for the purchase of 2,550,000 shares of Common Stock at an original exercise price of $0.38 per share (the “Original Bridge Warrants” and together with the Bridge Notes, the Security Agreement, the Guarantee and the Extension Bridge Warrants (as defined below), the “Bridge Loan Documents”);

WHEREAS, pursuant to a Loan Extension Agreement, dated as of December 27, 2007, by and among the Bridge Loan Holders, Aduromed and ADRM (the “Extension Agreement”), the Bridge Loan Holders agreed to extend the maturity date of their Bridge Notes to June 30, 2008;

WHEREAS, pursuant to the Extension Agreement, the Bridge Loan Holders were given additional Common Stock Purchase Warrants for the purchase of 2,450,000 shares of Common Stock (the “Extension Bridge Warrants,” and together with the Original Bridge Warrants, the “Bridge Warrants”);

WHEREAS, Joseph Esposito and certain other individuals (collectively, “Esposito”) are willing to align themselves with the ADRM management team and are willing to invest at least $500,000 into ADRM and Aduromed and use their best efforts to cause additional investors to invest an additional $500,000 into ADRM and Aduromed as part of a new business plan going forward (Esposito and such additional investors are hereinafter referred to as the “New Management Investors”);

WHEREAS, the Pequot Funds are willing to invest $1,300,000 into ADRM and Aduromed as part of a new business plan going forward (the “New Pequot Investment”);

WHEREAS, Sherleigh is willing to invest $700,000 into ADRM and Aduromed as part of a new business plan going forward (the “New Sherleigh Investment”);

WHEREAS, Heller is willing to invest $250,000 into ADRM and Aduromed as part of a new business plan going forward (the “New Heller Investment”)

WHEREAS, certain other parties may be willing to invest up to $1,000,000 into ADRM and Aduromed as part of a new business plan going forward (such parties are hereinafter referred to as the “New Investors”); and

WHEREAS, the Preferred Holders and the Bridge Loan Holders wish to restructure their respective investments in ADRM in a manner which provides ADRM with the opportunity to execute its business plan and attract additional investors into ADRM going forward;

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Effective Time. The “Effective Time” as used herein shall mean as of 12:00 noon Eastern Standard Time on July 30, 2008 or such other time and date as is mutually agreed by the parties hereto. All transactions contemplated hereby to be consummated as of the Effective Time shall be deemed to happen contemporaneously.

2. The Sherleigh Preferred Stock. Sherleigh hereby agrees that as of the Effective Time all outstanding shares of Preferred Stock held by Sheleigh shall convert automatically and without further action on its part into 20,000,081 shares of Common Stock. The Preferred Holders and ADRM further agree that any and all amendments to the Preferred Series Designations necessary to effectuate the conversion contemplated in the previous sentence are hereby made. ADRM hereby agrees to take any and all necessary or appropriate actions to issue and register pursuant to the Securities Act of 1933 the Common Stock contemplated to be issued pursuant to such aforementioned conversion   such that such shares of Common Stock may be offered and resold from time to time, and to take any and all necessary or appropriate actions to keep in effect any and all registration statements covering the shares of Common Stock to be issued upon conversion of the Preferred Stock.

3. The Pequot Preferred Stock; Accumulated Dividends and Liquidated Damages. Pequot and the Pequot Funds hereby agree that as of the Effective Time all 14,171,054 outstanding shares of Preferred Stock held by the Pequot Funds shall be surrendered to ADRM and from and after the Effective Time such shares of Preferred Stock shall no longer be deemed to be outstanding. The Preferred Holders and ADRM further agree that any and all amendments to the Preferred Series Designations necessary to effectuate the action contemplated in the previous sentence are hereby made. The parties hereto further agree that as of the Effective Time (i) accumulated dividends payable on the Preferred Stock held by the Pequot Funds as of June 30, 2008 in the amount of $690,436 and (ii) liquidated damages in the amount of $387,000 payable to the Pequot Funds by ADRM pursuant to Section 1.1 of the Preferred Registration Agreement, shall each be forfeited and shall no longer be due and payable.

4. The Preferred Warrants. The parties hereto hereby agree that as of the Effective Time the Preferred Warrants shall be amended such that (i) they collectively represent the right to purchase 55,999,998 shares of Common Stock at an exercise price of $0.025 per share, of which Pequot Funds will hold warrants for the purchase of 36,000,001 shares of Common Stock and Sherleigh will hold warrants for the purchase of 19,999,997 shares of Common Stock and (ii) Section 5 of each of the Preferred Warrants shall be deleted and of no further force and effect. ADRM hereby agrees to take any and all necessary or appropriate actions to issue and register pursuant to the Securities Act of 1933 the Common Stock issuable upon exercise of the Preferred Warrants such that such shares of Common Stock may be offered and resold from time to time, and to take any and all necessary or appropriate actions to keep in effect any and all registration statements covering the shares of Common Stock issuable upon exercise of the Preferred Warrants.

5. Sherleigh Preferred Stock Accumulated Dividends. The parties hereto hereby agree that as of the Effective Time accumulated dividends payable on the Preferred Stock held by Sherleigh as of June 30, 2008 in the amount of $383,576 shall be converted automatically and without further action on their part into 15,343,040 shares of Common Stock. From and after June 30, 2008 no further dividends shall accrue or be payable on the Preferred Stock. As additional consideration for converting such accrued dividends, Sherleigh will receive new warrants to purchase 15,343,040 shares of Common Stock at an exercise price of $0.025 per share. Such warrants shall contain equivalent terms to the new warrants contemplated to be issued in Sections 13 through 16 hereof. ADRM hereby agrees to take any and all necessary or appropriate actions to issue and register pursuant to the Securities Act of 1933 the Common Stock contemplated to be issued pursuant to such aforementioned conversion or issuable upon exercise of the aforementioned warrants such that such shares of Common Stock may be offered and resold from time to time, and to take any and all necessary or appropriate actions to keep in effect any and all registration statements covering the shares of Common Stock to be issued upon such conversion or issuable upon exercise of such warrants .

6. Sherleigh Preferred Stock Liquidated Damages. The parties hereto hereby agree that as of the Effective Time the liquidated damages in the amount of $215,000 payable to Sherleigh by ADRM pursuant to Section 1.1 of the Preferred Registration Agreement shall be converted automatically and without further action on their part into 8,600,000 shares of Common Stock. As additional consideration for converting such liquidated damages, Sherleigh will receive new warrants to purchase 8,600,000 shares of Common Stock at an exercise price of $0.025 per share. Such warrants shall contain equivalent terms to the new warrants contemplated to be issued in Sections 13 through 16 hereof. ADRM hereby agrees to take any and all necessary or appropriate actions to issue and register pursuant to the Securities Act of 1933 the Common Stock contemplated to be issued pursuant to such aforementioned conversion or issuable upon exercise of the aforementioned warrants such that such shares of Common Stock may be offered and resold from time to time, and to take any and all necessary or appropriate actions to keep in effect any and all registration statements covering the shares of Common Stock to be issued upon such conversion or issuable upon exercise of such warrants .

7. The Stockholders Agreement. Aduromed, ADRM and the Preferred Holders hereby agree that as of the Effective Time the Stockholders Agreement shall be terminated and of no further force and effect.

8. Preferred Stand Still Agreement. The Preferred Holders agree to stand still and not exercise rights contained in the Preferred Series Designations until the Effective Time.

9. Bridge Notes. The Bridge Loan Holders, ADRM and Aduromed hereby agree that as of the Effective Time the Bridge Notes in the principal amount of $1,275,000 shall convert automatically and without further action on their part into 93,750,000 shares of Common Stock. From and after June 30, 2008 no further principal or interest shall accrue or be payable on such Bridge Notes. ADRM hereby agrees to take any and all necessary or appropriate actions to issue and register pursuant to the Securities Act of 1933 the Common Stock contemplated to be issued pursuant to such aforementioned conversion. The parties hereto further agree that Heller and the Polak/Lazar Secured Parties may, prior to the Effective Time, transfer Bridge Notes among themselves on such terms as they shall agree, but that any such transfers shall not effect the principal amount of Bridge Notes outstanding or the resulting number of shares of Common Stock resulting from such conversion as set forth above. Heller and the Polak/Lazar Secured Parties shall advise ADRM prior to the Effective Time as to the respective principal amounts of Bridge Notes held by them as of the Effective Time.

10. The Bridge Warrants. The parties hereto hereby agree that as of the Effective Time the Bridge Warrants shall be amended such that (i) they collectively represent the right to purchase 93,750,000 shares of Common Stock at an exercise price of $0.025 per share, such warrants to be issued to Heller and the Polak/Lazar Secured Parties pro rata according the respective principal amount of Bridge Notes that each such party holds as of the Effective Time. As of the Effective Time Section 3(b) of each of the Bridge Warrants shall be deleted and of no further force and effect.

11. The Bridge Loan Documents. Aduromed, ADRM and the Bridge Loan Holders hereby agree that as of the Effective Time each of the Bridge Loan Documents shall be terminated and of no further force and effect. The Bridge Loan Holders hereby agree to take any and all actions necessary or appropriate to terminate the security interest created by the Bridge Loan Documents.

12. Bridge Loan Extension And Stand Still Agreement. The Bridge Loan Holders agree to extend the maturity date of the Bridge Notes until the Effective Time. The Bridge Loan Holders further agree to stand still and not exercise rights contained in the Bridge Notes until the Effective Time.

13. New Management Investors Financing. Esposito agrees to invest at least $250,000 and cause the other New Management Investors to invest up to an additional $750,000 into ADRM in two traunches, with the closing of traunch 1 to occur on July 10, 2008 and the closing of traunch 2 to occur as soon as possible but no later than the Effective Time. It is understood that said best efforts may not result in an additional funding being secured and as such Esposito is not responsible for the additional funding contemplated should this situation arise. The parties hereto hereby agree that the terms of any financing by New Management Investors shall (i) be for 80,000,000 shares of Common Stock for $1,000,000 invested, and (ii) include warrants to purchase Common Stock at an exercise price of $0.025 per share at a ratio of 1:1 with the shares of Common Stock issued in such financing. Such warrants shall have anti-dilution protection equivalent to the Preferred Warrants and the Bridge Warrants as amended after the Effective Time, and shall otherwise include equivalent terms as the Preferred Warrants and the Bridge Warrants and such financing shall be evidenced by normal and customary documents for public company common stock financings. The actual shares will be calculated based upon the total money raised by New Management Investors. Esposito shall fund traunch 1 in the amounts as are set forth opposite their names on Schedule B attached hereto by wire transferring funds into a bank account provided by ADRM. In connection with the closing of traunch 1 ADRM shall issue to Esposito Common Stock certificates for the number of shares and shall issue common stock purchase warrants for the number of shares as are set forth next to their names on Schedule B. ADRM hereby agrees to take any and all necessary or appropriate actions to issue and register pursuant to the Securities Act of 1933 the Common Stock contemplated to be issued pursuant to the New Management Investment (including, without limitation, shares issuable upon exercise of the warrants) such that such shares of Common Stock may be offered and resold from time to time, and to take any and all necessary or appropriate actions to keep in effect any and all registration statements covering such shares of Common Stock.

14. New Pequot Investment. Pequot agrees to invest at $1,300,000 into ADRM in two traunches, with the closing of traunch 1 to occur on July 10, 2008 and the closing of traunch 2 to occur as soon as possible but no later than the Effective Time. The parties hereto hereby agree that the terms of the New Pequot Investment shall (i) be for a total of 131,097,456 shares of Common Stock, and (ii) include warrants to purchase 95,097,455 be in form and substance reasonably acceptable to Pequot, shall shares of Common Stock at an exercise price of $0.025 per share. Such warrants shall have anti-dilution protection equivalent to the Preferred Warrants and the Bridge Warrants as amended after the Effective Time, and shall otherwise include equivalent terms as the Preferred Warrants and the Bridge Warrants and such financing shall be evidenced by normal and customary documents for public company common stock financings. The Pequot Funds shall fund traunch 1 in the amounts as are set forth opposite their names on Schedule B attached hereto by wire transferring funds into a bank account provided by ADRM. In connection with the closing of traunch 1 ADRM shall issue to the Pequot Funds Common Stock certificates for the number of shares and shall issue common stock purchase warrants for the number of shares as are set forth next to their names on Schedule B. ADRM hereby agrees to take any and all necessary or appropriate actions to issue and register pursuant to the Securities Act of 1933 the Common Stock contemplated to be issued pursuant to the New Pequot Investment (including, without limitation, shares issuable upon exercise of the warrants) such that such shares of Common Stock may be offered and resold from time to time, and to take any and all necessary or appropriate actions to keep in effect any and all registration statements covering such shares of Common Stock.

15. New Sherleigh Investment. Sherleigh agrees to invest $700,000 into ADRM in two traunches, with the closing of traunch 1 to occur on July 10, 2008 and the closing of traunch 2 to occur as soon as possible but no later than the Effective Time. The parties hereto hereby agree that the terms of such New Sherleigh Investment shall (i) be for a total of 28,000,000 shares of Common Stock, and (ii) include warrants to purchase Common Stock at an exercise price of $0.025 per share at a ratio of 1:1 with the shares of Common Stock issued in such financing. Such warrants shall be in form and substance reasonably acceptable to Sherleigh, shall have anti-dilution protection equivalent to the Preferred Warrants and the Bridge Warrants as amended after the Effective Time, and shall otherwise include equivalent terms as the Preferred Warrants and the Bridge Warrants and such financing shall be evidenced by normal and customary documents for public company common stock financings. Sherleigh shall fund traunch 1 in the amount as is set forth opposite its name on Schedule B attached hereto by wire transferring funds into a bank account provided by ADRM. In connection with the closing of traunch 1 ADRM shall issue to Sherleigh Common Stock certificates for the number of shares and shall issue common stock purchase warrants for the number of shares as are set forth next to its name on Schedule B. ADRM hereby agrees to take any and all necessary or appropriate actions to issue and register pursuant to the Securities Act of 1933 the Common Stock contemplated to be issued pursuant to the New Sherleigh Investment (including, without limitation, shares issuable upon exercise of the warrants) such that such shares of Common Stock may be offered and resold from time to time, and to take any and all necessary or appropriate actions to keep in effect any and all registration statements covering such shares of Common Stock.

16. New Heller Investment. Heller agrees to invest $250,000 into ADRM in two traunches, with the closing of traunch 1 to occur on July 10, 2008 and the closing of traunch 2 to occur as soon as possible but no later than the Effective Time. The parties hereto hereby agree that the terms of such New Sherleigh Investment shall (i) be for a total of 10,000,000 shares of Common Stock, and (ii) include warrants to purchase Common Stock at an exercise price of $0.025 per share at a ratio of 1:1 with the shares of Common Stock issued in such financing. Such warrants shall be in form and substance reasonably acceptable to Heller, shall have anti-dilution protection equivalent to the Preferred Warrants and the Bridge Warrants as amended after the Effective Time, and shall otherwise include equivalent terms as the Preferred Warrants and the Bridge Warrants and such financing shall be evidenced by normal and customary documents for public company common stock financings. Sherleigh shall fund traunch 1 in the amount as is set forth opposite its name on Schedule B attached hereto by wire transferring funds into a bank account provided by ADRM. In connection with the closing of traunch 1 ADRM shall issue to Heller Common Stock certificates for the number of shares and shall issue common stock purchase warrants for the number of shares as are set forth next to its name on Schedule B. ADRM hereby agrees to take any and all necessary or appropriate actions to issue and register pursuant to the Securities Act of 1933 the Common Stock contemplated to be issued pursuant to the New Heller Investment (including, without limitation, shares issuable upon exercise of the warrants) such that such shares of Common Stock may be offered and resold from time to time, and to take any and all necessary or appropriate actions to keep in effect any and all registration statements covering such shares of Common Stock.

17. New Investor Investment. New Investors may invest up to $1,000,000 into ADRM with the closing to occur as soon as possible but no later than the Effective Time. The parties hereto hereby agree that the terms of such New Investor Investment shall (i) be for Common Stock at a deemed valuation of $0.025 per share, and (ii) include warrants to purchase Common Stock at an exercise price of $0.025 per share at a ratio of 1:1 with the shares of Common Stock issued in such financing. Such warrants shall be in form and substance reasonably acceptable to the New Investors, shall have anti-dilution protection equivalent to the Preferred Warrants and the Bridge Warrants as amended after the Effective Time, and shall otherwise include equivalent terms as the Preferred Warrants and the Bridge Warrants and such financing shall be evidenced by normal and customary documents for public company common stock financings. ADRM hereby agrees to take any and all necessary or appropriate actions to issue and register pursuant to the Securities Act of 1933 the Common Stock contemplated to be issued pursuant to the New Investor Investment (including, without limitation, shares issuable upon exercise of the warrants) such that such shares of Common Stock may be offered and resold from time to time, and to take any and all necessary or appropriate actions to keep in effect any and all registration statements covering such shares of Common Stock.

18. ADRM Board of Directors. The parties hereto agree that from and after the Effective Time (i) Pequot shall have the right to have two (2) designees elected to the ADRM Board of Directors, (ii) Sherleigh shall have the right to have two (2) designees elected to the ADRM Board of Directors, (iii) Heller shall have the right to have one (1) designee elected to the ADRM Board of Directors and to have one (1) designee attend all ADRM Board of Directors meetings as an observer, (iv) the Polak/Lazar Secured Parties shall have the right to have one (1) designee attend all ADRM Board of Directors meetings as an observer and (v) the ADRM Board of Directors shall consist of nine (9) members. Each of the parties hereto agree to vote its shares of capital stock of ADRM to give effect to the provisions of this Section 18 .

19. Miscellaneous.

(a)   Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in writing by the parties hereto.

(b)   Successor and Assigns. This Agreement shall be binding upon the successors and assigns of each party hereto and shall inure to the benefit of each party hereto and their respective successors and assigns.

(c)   Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(d)   Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e)   Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

(f)
Further Assurance. The parties hereto agree to execute and deliver such further agreements, documents and instruments and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(g)
Conditions to Consummation of Transactions. The consummation of each of the transactions contemplated herein by each of Sherleigh, the Pequot Funds and the Bridge Loan Holders is subject to the following conditions: (i) delivery by ADRM of the shares of Common Stock and/or warrants required to be issued by ADRM; (ii) the continued truthfulness of the representations and warranties of ADRM and Aduromed contained herein; (iii) each agreement of each of the other parties to be performed pursuant to the terms hereof or contemplated herein shall have been duly performed; and (iv) none of the other parties hereto shall be in breach of any of the agreements or covenants contained herein.

19. Representations and Additional Covenants of ADRM and Aduromed. Each of ADRM and Aduromed hereby represents, warrants and covenants with and to the other parties hereto, as follows:

(a)   Each of ADRM and Aduromed has the power and authority to enter into and to consummate the transactions contemplated herein and otherwise to carry out its obligations hereunder.

(b)  The execution, delivery and performance of this Master Restructuring Agreement by each of ADRM and Aduromed (i) has been duly authorized by all necessary corporate action on the part of ADRM and Aduromed (other than the Authorized Share Increase (as defined below)); (ii) will not violate any requirement of law or contractual obligation of ADRM or Aduromed; and (iii) will not result in, or require, the creation or imposition of any lien on any of its properties or revenues.

(c)  This Master Restructuring Agreement has been duly executed and delivered by each of ADRM and Aduromed and constitutes the legal, valid and binding obligations of each of ADRM and Aduromed, enforceable against such party in accordance with its terms.

(d)  ADRM hereby agrees to increase the number of its authorized shares of Common Stock (the “Authorized Share Increase”) by the Effective Date such that there is sufficient number of authorized and unreserved shares of Common Stock to allow ADRM to issue all of the share of Common Stock to be issued by it hereunder, including, without limitation, shares of Common Stock issuable upon exercise of the warrants issued hereby. Following such Authorized Share Increase, ADRM shall reserve and keep available out of its authorized and unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to issue shares of Common Stock hereunder, including, without limitation, shares of Common Stock issuable upon exercise of the warrants issued hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Master Restructuring Agreement to be duly executed on the day and year first above written.

ADUROMED INDUSTRIES, INC., a Delaware corporation

By:	/s/ Damien R. Tanaka
Name: Damien R. Tanaka
Title: President & Chief Executive Officer

Address for Notice:
3 Trowbridge Drive
Bethel, CT 06801

ADUROMED CORPORATION, a Delaware corporation

By:	/s/ Damien R. Tanaka
Name: Damien R. Tanaka
Title: President & Chief Executive Officer

Address for Notice:
3 Trowbridge Drive
Bethel, CT 06801

PEQUOT SCOUT FUND, L.P.
PEQUOT MARINER MASTER FUND, L.P.
PEQUOT NAVIGATOR OFFSHORE FUND, INC.
PEQUOT DIVERSIFIED MASTER FUND, LTD.
PREMIUM SERIES PCC LIMITED CELL 33 , each by and through

PEQUOT CAPITAL MANAGEMENT, INC. , as Investment Advisor

BY:	/s/ Carlos Rodrigues
Name: Carlos Rodrigues
Title: Chief Financial Officer

SHERLEIGH ASSOCIATES INC. DEFINED BENEFIT PENSION PLAN

BY:	/s/ Jack Silver
Name: Jack Silver
Title: Trustee

/s/ Joseph Esposito
Joseph Esposito

HELLER CAPITAL INVESTMENTS

BY:	/s/ Ronald I. Heller
Name: Ronald I. Heller
Title: CIO

RL CAPITAL PARTNERS L.P.

BY:	/s/ Ronald M. Lazar
Name: Ronald M. Lazar
Title: Managing Partner

DOMACO VENTURE CAPITAL FUND

BY:	/s/ Jack Polak
Name: Jack Polak
Title: General Partner

EQUITY INTEREST INC.

BY:	/s/ Jack Polak
Name: Jack Polak
Title:

/s/ Ronald M. Lazar
IRA FBO Ronald M. Lazar, Pershing LLC as Custodian

/s/ Anthony G. Polak
Anthony G. Polak

/s/ Frederick B. Polak
Frederick B. Polak "S"

Jack Polak
Jack Polak Trustee, Catharina Polak Trustee, Catharina Polak 1 Trustee

/s/ Maura Kelly
Maura Kelly

/s/ Sandra Shapiro
Robert Shapiro and Sandra Shapiro jt ten

/s/ John Gross
John Gross

/s/ Suellyn Tornay
Suellyn Tornay

/s/ Marc Engelbert
Marc Engelbert

/s/ Barbara Scharf
Barbara Scharf

SCHEDULE A

Polak/Lazar Secured Parties

RL Capital Partners L.P.
IRA FBO Ronald M. Lazar, Pershing LLC as Custodian
Anthony G. Polak
Domaco Venture Capital Fund
Equity Interest Inc.
Frederick B. Polak “S”
Jack Polak Trustee, Catharina Polak Trustee, Catharina Polak 1 Trustee
Maura Kelly
Robert Shapiro and Sandra Shapiro jt ten
John Gross
Suellyn Tornay
Marc Engelbert
Barbara Scharf

SCHEDULE B

New Management Investor	Amount of Traunch 1 Investment	Number of Shares of Common Stock to be Issued in Traunch 1	Number of Shares of Common Stock Subject to Common Stock Purchase Warrants to be Issued in Traunch 1
E4 LLC/Joseph Esposito	$35,000	2,800,000	2,800,000

New Investor	Amount of Traunch 1 Investment	Number of Shares of Common Stock to be Issued in Traunch 1	Number of Shares of Common Stock Subject to Common Stock Purchase Warrants to be Issued in Traunch 1
Sherleigh Defined Benefit Plan	$98,000	3,920,000	3,920,000
Ronald I. Heller IRA	$35,000	1,400,000	1,400,000
Pequot Scout Fund L.P.	$121,440.71	12,246,591	8,883,617
Pequot Navigator Offshore Fund, Inc.	$28,985.36	2,923,005	2,120,334
Pequot Mariner Master Fund, L.P.	$31,573.93	3,184,048	2,309,693

ADRM wire transfer instructions

Bank of America - Trumbull Center Branch
955 White Plains Road, Trumbull, CT. 06611
Phone # 203-268-6252

ABA Number:   026009593
Routing Number:   011900571
Account Number:   94209 76270
Account Name:   Automated Process DBA Aduromed Corporation